Broker Agreement

Broker Agreement is dated January 1, 2007 (this "Agreement") by and between Grass Roots Beverage Company, Inc., a Florida Corporation (the "Company"), and Royal Strategies and Solutions, Inc ("Royal") a Nevada Corporation located at 1933 West Copans Road, Pompano Beach, FL 33064.

WHEREAS, the Company is in the business of producing and selling DNA Energy Drink Beverages™ under the DNA brands.

WHEREAS, the Company desires Royal to act as its exclusive master broker for the sale of its products to its clients in the following retail categories; supermarkets, wholesale clubs, mass merchandisers.

WHEREAS, the Company desires to utilize Royal's warehouse facility.

WHEREAS, Royal will use its best efforts to promote the acceptance and sale of, and to solicit inquiries and orders, for the products of the Company.

NOW, THEREFORE, the Company and the Broker agree as follows:

1. **DEFINITIONS**

(a) "Products" shall mean those products set forth on the attached Schedule "A" that may include other products produced by the Company in the future, offered for sale to Mass Merchandisers.

(b) "Mass Merchandisers" shall mean club stores, supermarkets, super-centers, independent grocers, and chain pharmacies.

(c) "Territory" & "Accounts" shall mean the geographic area and/or accounts specifically described on Schedule "B" attached hereto; and

(d) "Customer" shall mean the individual or entity that purchases the Company's products.

(e) "Warehousing" shall mean the storage of the Company Products.

(f) "Logistics & Handling" shall mean receiving, shipping and documentation of the Company's products.

SALE OF PRODUCTS TO CUSTOMER

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Company's responsibilities:

(a) The Company will be responsible for approving all orders, credit decisions & terms, invoices and shipping. The Company may for any reason or no reason reject any order.

(b) Company will give the Customer 30 days notice of all price changes.

(c) The Company shall supply samples and literature within 5 days of receiving a request.

(d) Provide Racks, Shippers and POS at its discretion.

(e) The Company shall be responsible for any cost and/or expenses associated with:

  i. The shipping of products, including, without limitation, the charge for common carriers (freight), insurance, handling and storage from Royal's warehouse.

  ii. Placement fees (slotting),

  iii. Samples and the shipping of same and,

  iv. All fees associated with Promotional & Distributor Shows other than those expenses incurred by the Royal (i.e. travel, hotel and per diem expenses for its own employees) unless otherwise agreed to in writing.

  v. Any fees or expenses associated with selling products must be pre-approved by the Company in writing.

Royal's Responsibilities:

Brokerage:

(a) To place or have placed with the Company purchase orders for the products.

(b) To make sure all checks covering payment of products will be made payable directly to the Company.

(c) To make sure all orders shall be invoiced according to prevailing prices as of the order date. Product and pricing described in Schedule "A" attached.

(d) To immediately report to the Company any customer complaints that come to its attention.

(e) Royal shall supply the Company written reports reasonably requested by the Company regarding brokers solicitation, sales of the products, projections by store and region "if possible" and any expense projections.

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(f) Neither Royal nor its employees shall make any representation or warranty with respect to the products except those specifically set forth in written materials and product literature provided by the Company.

Warehousing and Logistics/Handling

(a) Royal shall supply sufficient space to properly store the Company's products in a professional and safe manner.

(b) Royal shall be responsible for any damage that may be caused due to its negligence.

(c) Royal is not responsible for the loading, unloading, and handling of the Company's products in and out of the warehouse but shall provide access during business hours to Grass Roots employees for such tasks.

(d) Royal shall maintain an up-to-date-inventory that shall be made available to the Company immediately upon request.

(e) The Company (Grass Roots Beverage Company) shall provide the equipment necessary for handling the product, including forklift, pallet jacks and racking. The equipment shall be the property of the Company.

2. PAYMENT AND PAYMENT TERMS

(a) The Company will be responsible for all invoicing with all payments going directly to the Company. Payment terms and credit worthiness shall be agreed upon between the Company and the Customer/Distributor prior to shipment.

(b) Invoices shall be at the prevailing prices at the date of acceptance by the Company. Products and Pricing described in schedule "A" attached.

(c) Royal's commission and fees shall be as per the attached schedule "A". Royal shall earn commission on all net sales revenue. This shall mean the gross sales price invoiced by the Company to the customer, less sales taxes or other taxes, less returns, slotting fees, promotional fees and allowances, and less cash discounts.

(d) Royal is responsible for paying all fees and salaries for all sub-brokers in its network associated with selling the Company's products.

(e) Company shall pay commissions to Royal on the 15th day of the following month it receives payment.

(f) Company shall supply Royal with copies of all purchase orders received within 5 days of receipt.

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4. **TERM**

This Agreement shall become effective as of the 1st day of October 2006 and shall continue in effect until September 30, 2009.

This Agreement shall automatically be renewed on an annual basis on September 30, of each year unless terminated in writing by either party by giving the other party 60 days written notice of its intent not to renew. This Agreement may be terminated by material breach of the agreement by either party that goes uncured for 15 business days; major change in management that is detrimental to operations or insolvency of either party.

3. **MISCELLANEOUS PROVISIONS**

(a) This Agreement shall be governed by, and construed in accordance with the laws of the State of Florida.

(b) This Agreement shall be binding upon and inure to the benefit of the parties hereto, their respective permitted successors, permitted transferees and permitted assigns and no amendment, waiver of modification of this Agreement shall be effective unless it is in writing and signed by each of the parties hereto.

(c) Royal is an independent representative and not an agent, employee or legal representative of the Company and shall be solely responsible for and shall pay its own taxes.

(d) Royal and Company shall defend, indemnify and hold either party harmless form and against any and all claims, demands, liabilities, losses, damages, costs, and expenses (including reasonable attorney fees) arising out of or based upon either party's negligent operation or willful misconduct under this Agreement

(e) If any term, condition or provision of this Agreement, or the application thereof to any person of circumstance, shall be invalid, illegal or enforceable, the remainder hereof shall be enforced.

(f) This agreement may be executed in two or more counterparts, each of which shall constitute an original, each of which, when taken together, shall constitute one and the same agreement.

(g) The section heading set forth in this Agreement are for convenience of reference only and shall not be considered as part of this Agreement and shall not be taken into

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account in connection with the construction or interpretation of this Agreement.

(h) During the term of this agreement and at all times thereafter, Royal and the Company agree to hold in strictest confidence and never disclose, furnish or communicate any confidential information which it proprietary to each.

IN WITNESS WHEREOF, each of the Company and the Royal has caused this Agreement to be executed by a duly authorized officer thereof as the date first above written.

Grass Roots Beverage Company, Inc..

By: ______________________
Darren M. Marks President

Royal Strategies and Solutions, Inc.

By: ______________________
Ralph Sabella,
Vice President and C.O.O.

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SCHEDULE "A"

PRODUCTS AND PRICING

Royal Commission shall be paid in accordance with Section 2(c) above.

DNA Energy Drinks™ "

a. Commission paid to Royal shall range from a minimum of 6% and shall not exceed 10%. The attached price list includes commission.

   a. Notwithstanding the above, commissions on orders accepted by the Company at prices below those set forth below will be subject to negotiations.

Cases for Export	$ 17.50	Includes 6% Commission
To DSD Distributors	$ 21.50	Includes 6% Commission
Direct to Retailer	$ 24.00	Includes 10% Commission

   b. Royal will be responsible for the payment of commissions or fees to sub brokers, sales organizations and consultants within its own network.

   a. Company shall give the Broker 30 days notice prior to any price increases.

Warehouse/Logistic/Handling Fees.

   a. The Company shall pay Royal a warehousing fee of $2,000 per month in addition to an office rental fee of $500 per month for the term of this Agreement or until such services are no longer required by the Company.

* THE COMPANY RESERVES THE RIGHT TO DISCONTINUE ANY PRODUCT OR PRODUCT LINES, OR TO MODIFY ANY PRODUCT WITHOUT INCURRING ANY LIABILITY TO THE BROKER. THE PARTIES MAY MUTUALLY AGREE TO ADD ADDITIONAL PRODUCTS IN WRITING.

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SCHEDULE "B"

TERRITORY & ACCOUNTS

Territory - Nationwide

Accounts – All Mass Retail Applications – Subject to Company's approval

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